Exhibit 99(d)(6)(b)

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
TRANSAMERICA ASSET MANAGEMENT, INC. AND
JPMORGAN INVESTMENT ADVISORS INC.

THIS AMENDMENT is made as of the close of business December 31, 2009 to the Sub-Advisory Agreement dated May 1, 2002, as amended (the “Agreement”), between Transamerica Asset Management, Inc. and JPMorgan Investment Advisors Inc. (“JPMIA”) on behalf of Transamerica JPMorgan Core Bond VP. In consideration of the mutual covenants contained herein, the parties agree as follows:

WHEREAS, JPMIA wishes to transfer its investment advisory business to J.P. Morgan Investment Management Inc. (“JPMIM”) and desires to amend the Agreement to reflect that JPMIA’s rights and responsibilities are transferred to JPMIM (the “Internal Reorganization”) effective on January 1, 2010 (the “Effective Date”);

WHEREAS, JPMIM and JPMIA are both wholly owned subsidiaries of JPMorgan Chase & Co. and are thus under common control;

WHEREAS, all persons who are directors of JPMIA also are directors of JPMIM and the President, Secretary, and other senior management personnel of JPMIA serve in the same roles at JPMIM;

WHEREAS, all investment advisory personnel who are officers of JPMIA are also officers of JPMIM including the portfolio management team for Transamerica JPMorgan Core Bond VP (the “Fund”) which is sub-advised by JPMIA;

WHEREAS, the personnel who perform the services required of JPMIA under the Agreement will continue to perform the same services after the Internal Reorganization;

WHEREAS, Internal Reorganization will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by JPMIA;

WHEREAS, the Internal Reorganization will not result in a change in the fees required to be paid under the Agreement;

WHEREAS, JPMIA and JPMIM have received a legal opinion that the Internal Reorganization will not result in: (1) an “assignment” of the Agreement for purposes of Section 15(a) under the Investment Company Act of 1940, as amended (the “1940 Act”); (2) a material amendment to the Agreement requiring shareholder approval under Section 15(a) of the 1940 Act; or (3) a requirement that this Amendment be considered or approved by the Board of Trustees of the Fund, pursuant to Section 15(c) of the 1940 Act; and

NOW, THEREFORE, in view of the foregoing and in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective on the Effective Date, all of JPMIA’s rights and responsibilities under the Agreement will transfer to and be assumed by JPMIM;

2. On the Effective Date, JPMIA shall be relieved of all of its rights and responsibilities under the Agreement.

3. All other provisions of the Agreement shall remain in full force and effect.

4. The Investment Adviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this Amendment.

6. JPMIA represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this Amendment.

7. JPMIM represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this Amendment, and that it is registered with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940.

8. JPMIA and JPMIM together represent and warrant that the Internal Reorganization will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

The parties hereto have caused this amendment to be executed as of the close of business December 31, 2009.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples

Name:	Christopher A. Staples

Title:	Senior Vice President

Date:	12/31/09

JPMORGAN INVESTMENT ADVISORS INC.

By:	/s/ Kathleen M. Barabas

Name:	Kathleen M. Barabas

Title:	Vice President

Date:	12/31/09

Agreed and Consented to by:

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Danielle K. Azua

Name:	Danielle K. Azua

Title:	Vice President

Date:	12/31/09